                                                  AMERICAN SKANDIA TRUST
                                                  SUB-ADVISORY AGREEMENT
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THIS AGREEMENT is between American Skandia  Investment  Services,  Incorporated  (the "Investment  Manager") and Sanford C.
Bernstein & Co., LLC (the "Sub-Advisor").

                                                    W I T N E S S E T H
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WHEREAS,  American  Skandia Trust (the "Trust") is a  Massachusetts  business  trust  organized  with one or more series of shares and is  registered  as an open-end  management  investment  company  under the  Investment  Company Act of 1940,  as amended (the "ICA"); and

WHEREAS,  the  Investment  Manager and the  Sub-Advisor  each is an  investment  Advisor  registered  under the  Investment
Advisors Act of 1940, as amended (the "Advisors Act"); and

WHEREAS,  the Board of Trustees of the Trust (the  "Trustees")  have engaged the  Investment  Manager to act as  investment manager for the AST Sanford Bernstein Core Value Portfolio (the  "Portfolio"),  one series of the Trust, under the terms of a management agreement, dated May 1, 2001, with the Trust (the "Management Agreement"); and

WHEREAS, the Investment Manager,  acting pursuant to the Management  Agreement,  wishes to engage the Sub-Advisor,  and the
Trustees have approved the engagement of the Sub-Advisor,  to provide  investment advice and other investment  services set forth below.

NOW, THEREFORE, the Investment Manager and the Sub-Advisor agree as follows:

1.       Investment  Services.  The  Sub-Advisor  will  formulate  and  implement a continuous  investment  program for the
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Portfolio  conforming to the investment  objective,  investment  policies and restrictions of the Portfolio as set forth in the  Prospectus  and  Statement  of  Additional  Information  of the Trust as in effect  from time to time  (together,  the
"Registration  Statement"),  the Agreement and Declaration of Trust and By-laws of the Trust, and any investment guidelines or other  instructions  received  by the  Sub-Advisor  in  writing  from the  Investment  Manager  from  time to time.  Any amendments  to  the  foregoing  documents  will  not  be  deemed  effective  with  respect  to the  Sub-Advisor  until  the
Sub-Advisor's  receipt  thereof.  The appropriate  officers and employees of the  Sub-Advisor  will be available to consult with the Investment  Manager,  the Trust and the Trustees at reasonable  times and upon  reasonable  notice  concerning the business of the Trust,  including  valuations of securities  which are not  registered  for public sale,  not traded on any securities  market or  otherwise  may be deemed  illiquid  for  purposes  of the ICA;  provided it is  understood  that the
Sub-Advisor is not responsible for daily pricing of the Portfolio's assets.

         Subject to the supervision and control of the Investment Manager,  which in turn is subject to the supervision and control of the Trustees,  the  Sub-Advisor in its discretion will determine which issuers and securities will be purchased, held,  sold or exchanged by the Portfolio or otherwise  represented in the  Portfolio's  investment  portfolio from time to time and,  subject to the  provisions of paragraph 3 of this  Agreement,  will place orders with and give  instructions  to brokers,  dealers and others for all such  transactions  and cause such  transactions  to be executed.  The Sub-Advisor may delegate  its  investment  advisory  and  other  responsibilities  and  duties  hereunder  to an  affiliated  person of the
Sub-Advisor,  subject to the Sub-Advisor  retaining  overall  responsibility  for such powers and functions and any and all obligations  and  liabilities  in connection  therewith.  Custody of the Portfolio  will be maintained by a custodian  bank
(the  "Custodian")  and the Investment  Manager will authorize the Custodian to honor orders and  instructions by employees of the  Sub-Advisor  designated by the  Sub-Advisor to settle  transactions  in respect of the Portfolio.  No assets may be withdrawn from the Portfolio other than for settlement of  transactions on behalf of the Portfolio  except upon the written authorization  of  appropriate  officers of the Trust who shall have been  certified as such by proper  authorities  of the
Trust prior to the withdrawal.

         The Sub-Advisor will not be responsible for the provision of  administrative,  bookkeeping or accounting  services to the  Portfolio  except  as  specifically  provided  herein,  as  required  by the ICA or the  Advisors  Act or as may be necessary for the  Sub-Advisor to supply to the  Investment  Manager,  the Portfolio or the  Portfolio's  shareholders  the information  required to be provided by the Sub-Advisor  hereunder.  Any records maintained hereunder shall be the property of the Portfolio and surrendered promptly upon request.

         In furnishing  the services under this  Agreement,  the  Sub-Advisor  will comply with and use its best efforts to enable the  Portfolio to conform to the  requirements  of: (i) the ICA and the  regulations  promulgated  thereunder;  (ii)
Subchapter M of the Internal Revenue Code and the regulations  promulgated  thereunder;  (iii) other applicable  provisions of state or  federal  law;  (iv) the  Agreement  and  Declaration  of Trust and  By-laws  of the Trust;  (v)  policies  and determinations  of the Trust and the Investment  Manager  provided to the Sub-Advisor in writing;  (vi) the fundamental and non-fundamental  investment  policies  and  restrictions  applicable  to  the  Portfolio,  as set  out in the  Registration
Statement of the Trust in effect,  or as such investment  policies and restrictions from time to time may be amended by the
Portfolio's  shareholders  or the  Trustees  and  communicated  to the  Sub-Advisor  in  writing;  (vii)  the  Registration
Statement;  and (viii)  investment  guidelines  or other  instructions  received in writing  from the  Investment  Manager.
Notwithstanding  the foregoing,  the Sub-Advisor  shall have no  responsibility  to monitor  compliance with limitations or restrictions  for which  information  from the  Investment  Manager  or its  authorized  agents is  required  to enable the
Sub-Advisor  to monitor  compliance  with such  limitations  or  restrictions  unless such  information  is provided to the
Sub-Advisor in writing.  The Sub-Advisor shall supervise and monitor the activities of its  representatives,  personnel and agents in connection with the investment program of the Portfolio.

         Nothing in this Agreement shall be implied to prevent the Investment  Manager from engaging other  sub-Advisors to provide  investment  advice and other  services  to the  Portfolio  or to series or  portfolios  of the Trust for which the
Sub-Advisor  does not provide such services,  or to prevent the Investment  Manager from providing such services  itself in relation to the Portfolio or such other series or portfolios.

         The  Sub-Advisor  shall be responsible  for the  preparation and filing of Schedule 13G and Form 13-F on behalf of the Portfolio.  The Sub-Advisor  shall not be responsible  for the  preparation or filing of any other reports  required of the Portfolio by any governmental or regulatory agency, except as expressly agreed in writing.

2.       Investment  Advisory  Facilities.  The  Sub-Advisor,  at  its  expense,  will  furnish  all  necessary  investment
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facilities, including salaries of personnel, required for it to execute its duties hereunder.

3.       Execution of Portfolio  Transactions.  In connection  with the  investment and  reinvestment  of the assets of the
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Portfolio,  the Sub-Advisor is responsible for the selection of  broker-dealers  to execute purchase and sale  transactions for the Portfolio in conformity with the policy regarding brokerage as set forth in the Registration  Statement,  or as the
Trustees may determine  from time to time, as well as the  negotiation  of brokerage  commission  rates with such executing broker-dealers.  Generally,  the  Sub-Advisor's  primary  consideration in placing Portfolio  investment  transactions with broker-dealers  for execution  will be to obtain,  and maintain the  availability  of, best execution at the best available price.

         Consistent with this policy, the Sub-Advisor,  in selecting  broker-dealers and negotiating  brokerage  commission rates,  will take all relevant factors into  consideration,  including,  but not limited to: the best price available;  the reliability,  integrity and financial  condition of the  broker-dealer;  the size of and difficulty in executing the order;
and the value of the expected  contribution  of the  broker-dealer  to the  investment  performance  of the  Portfolio on a continuing  basis.  Subject to such  policies and  procedures as the Trustees may  determine,  the  Sub-Advisor  shall have discretion  to  effect  investment  transactions  for  the  Portfolio  through  broker-dealers  (including,  to the  extent permissible  under applicable law,  broker-dealers  affiliated with the Sub-Advisor)  qualified to obtain best execution of such  transactions  who provide  brokerage and/or research  services,  as such services are defined in section 28(e) of the
Securities  Exchange Act of 1934, as amended (the "1934 Act"),  and to cause the  Portfolio to pay any such  broker-dealers an amount of commission  for effecting a portfolio  investment  transaction  in excess of the amount of commission  another broker-dealer  would have charged for effecting that  transaction,  if the  Sub-Advisor  determines in good faith that such amount of  commission  is  reasonable  in relation to the value of the  brokerage  or  research  services  provided by such
broker-dealer,   viewed  in  terms  of  either  that  particular  investment   transaction  or  the  Sub-Advisor's  overall
responsibilities  with  respect to the  Portfolio  and other  accounts  as to which the  Sub-Advisor  exercises  investment discretion (as such term is defined in section  3(a)(35) of the 1934 Act).  Allocation of orders placed by the  Sub-Advisor on behalf of the  Portfolio  to such  broker-dealer  shall be in such  amounts and  proportions  as the  Sub-Advisor  shall determine  in good faith in  conformity  with its  responsibilities  under  applicable  laws,  rules and  regulations.  The
Sub-Advisor  will submit reports on such  allocations to the  Investment  Manager  regularly as requested by the Investment
Manager,  in such form as may be mutually  agreed to by the parties  hereto,  indicating  the  broker-dealers  to whom such allocations have been made and the basis therefor.

         Subject to the foregoing  provisions of this paragraph 3, the Sub-Advisor may also consider sales of shares in the
Portfolio,  and  recommendations by the Investment  Manager that such sales take into account,  as factors in the selection of broker-dealers  to effect the Portfolio's  investment  transactions.  Notwithstanding  the above,  nothing shall require the Sub-Advisor to use a broker-dealer  which provides  research  services or to use a particular  broker-dealer  which the
Investment Manager has recommended.

         In lieu of selecting  broker-dealers to execute  transactions for the Portfolio,  the Sub-Advisor may execute such transactions  for the Portfolio  provided that it  "steps-out"  such  transactions  to the  broker-dealers  selected by the
Sub-Advisor.  A  step-out  is a service  provided  by the New York  Stock  Exchange  and other  markets  which  allows  the
Sub-Advisor to provide the Portfolio with the benefit of the Sub-Advisor's  execution  capabilities at no additional charge
and  then  transfer  or  step-out  the  confirmation  and  settlement   responsibilities   of  such   transactions  to  the
broker-dealer(s)  selected by the  Sub-Advisor.  In connection  with a step-out,  transaction  charges shall be paid by the
Portfolio to the broker-dealers selected by the Sub-Advisor and not to the Sub-Advisor.

         In addition to selecting  brokers or dealers to execute  transactions  for the  Portfolio,  the  Sub-Advisor  may, subject to its duty to seek best  execution at the best available  price,  also act as a broker for the Portfolio from time to time at rates not  exceeding the usual and  customary  broker's  commission.  Under  Federal law, the  Sub-Advisor  must obtain the Investment  Manager's  consent to effect agency cross  transactions  for the Portfolio,  which consent is hereby granted.  The Sub-Advisor  represents,  warrants and covenants that all agency cross transactions for the Portfolio will be effected  by the  Sub-Advisor  strictly  in  accordance  with  Rule  206(3)-2  under the  Advisors  Act.  An  agency  cross transaction  is where the  Sub-Advisor  purchases  or sells  securities  from or to a  non-managed  account  on behalf of a client's managed account.  Pursuant to this consent,  the Sub-Advisor will only effect an agency cross  transaction for the
Portfolio  with a non-managed  account.  When the  Sub-Advisor  crosses  transactions  in connection  with a step-out,  the
Sub-Advisor  will receive a commission  from the  transaction  only with  respect to the  non-managed  account and will not receive a  commission  from the  transaction  with  respect to the  Portfolio.  In an agency  cross  transaction  where the
Sub-Advisor acts as broker for the Portfolio,  the Sub-Advisor  receives commissions from both sides of the trade and there is a  potentially  conflicting  division of loyalties  and  responsibilities.  However,  as both sides to the trade want to execute the transaction at the best price without moving the market price in either  direction,  the  Sub-Advisor  believes that an agency  cross  transaction  will aid both sides to the trade in obtaining  the best price for the trade.  THE TRUST
OR THE INVESTMENT MANAGER MAY REVOKE THIS CONSENT BY WRITTEN NOTICE TO THE SUB-ADVISOR AT ANY TIME.

4.       Reports by the Sub-Advisor.  The Sub-Advisor  shall furnish the Investment  Manager monthly,  quarterly and annual
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reports,  as may  reasonably  be  requested  by the  Investment  Manager  concerning  the  transactions,  performance,  and compliance  of the  Portfolio  so that the  Investment  Manager may review such matters and discuss the  management  of the
Portfolio.  The  Sub-Advisor  shall permit the books and records  maintained  with respect to the Portfolio to be inspected and  audited by the Trust,  the  Investment  Manager or their  respective  agents at all  reasonable  times  during  normal business hours upon  reasonable  notice.  The  Sub-Advisor  shall  immediately  notify both the Investment  Manager and the
Trust of any legal process served upon it in connection with its activities  hereunder,  including any legal process served upon it on behalf of the  Investment  Manager,  the  Portfolio or the Trust.  The  Sub-Advisor  shall  promptly  notify the
Investment  Manager of (1) any changes in any  information  regarding the  Sub-Advisor  or the  investment  program for the
Portfolio disclosed in the Trust's Registration  Statement, or (2) any violation of any requirement,  provision,  policy or restriction that the Sub-Advisor is required to comply with under Section 1 of this Agreement.

5.       Compensation  of the  Sub-Advisor.  The amount of the  compensation  to the  Sub-Advisor  is computed at an annual
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rate.  The fee shall be payable  monthly in  arrears,  based on the  average  daily net  assets of the  Portfolio  for each month, at the annual rate set forth in Exhibit A to this Agreement.

         In computing the fee to be paid to the  Sub-Advisor,  the net asset value of the Portfolio  shall be valued as set forth in the Registration  Statement.  If this Agreement is terminated,  the payment  described herein shall be prorated to the date of termination.

         The  Investment  Manager and the  Sub-Advisor  shall not be  considered  as partners  or  participants  in a joint venture.  The  Sub-Advisor  will pay its own expenses for the services to be provided  pursuant to this  Agreement and will not be  obligated  to pay any  expenses  of the  Investment  Manager,  the  Portfolio  or the  Trust.  Except as  otherwise specifically  provided  herein,  the  Investment  Manager,  the  Portfolio  and the Trust will not be  obligated to pay any expenses of the Sub-Advisor.

6.       Delivery of  Documents to the  Sub-Advisor.  The  Investment  Manager has  furnished  the  Sub-Advisor  with true,
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correct and complete copies of each of the following documents:

         (a)      The Agreement and Declaration of Trust of the Trust, as in effect on the date hereof;

         (b)      The By-laws of the Trust, as in effect on the date hereof;

         (c)      The resolutions of the Trustees  approving the engagement of the Sub-Advisor as portfolio  manager of the
                  Portfolio and approving the form of this Agreement;

         (d)      The resolutions of the Trustees  selecting the Investment  Manager as investment manager to the Portfolio and approving the form of the Management Agreement;

         (e)      The Management Agreement;

         (f)      The Code of Ethics of the Trust and of the Investment Manager, as in effect on the date hereof; and

         (g)      A list of companies the securities of which are not to be bought or sold for the Portfolio.

         The  Investment  Manager  will  furnish the  Sub-Advisor  from time to time with  copies,  properly  certified  or otherwise  authenticated,  of all amendments of or supplements to the foregoing,  if any. Such amendments or supplements as to items (a)  through  (f)  above  will be  provided  within 30 days of the time such  materials  become  available  to the
Investment  Manager.  Such  amendments or  supplements  as to item (g) above will be provided not later than the end of the business  day next  following  the date  such  amendments  or  supplements  become  known to the  Investment  Manager.  Any amendments  or  supplements  to the  foregoing  will not be deemed  effective  with  respect to the  Sub-Advisor  until the
Sub-Advisor's  receipt  thereof.  The Investment  Manager will provide such  additional  information as the Sub-Advisor may reasonably request in connection with the performance of its duties hereunder.

7.       Delivery of Documents to the Investment  Manager.  The Sub-Advisor has furnished the Investment Manager with true,
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correct and complete copies of each of the following documents:

(a)      The Sub-Advisor's Form ADV as filed with the Securities and Exchange Commission as of the date hereof;

(b)      The Sub-Advisor's most recent balance sheet;

(c)      Separate lists of persons who the Sub-Advisor  wishes to have authorized to give written and/or oral  instructions to Custodians of Trust assets for the Portfolio; and

(d)      The Code of Ethics of the Sub-Advisor, as in effect on the date hereof.

         The  Sub-Advisor  will  furnish the  Investment  Manager  from time to time with  copies,  properly  certified  or otherwise  authenticated,  of all amendments of or supplements  to the  foregoing,  if any. Such  amendments or supplements will be  provided  within 30 days of the time such  materials  become  available  to the  Sub-Advisor.  Any  amendments  or supplements  to the foregoing  will not be deemed  effective  with respect to the  Investment  Manager until the Investment
Manager's receipt thereof.  The Sub-Advisor will provide  additional  information as the Investment  Manager may reasonably request in connection with the Sub-Advisor's performance of its duties under this Agreement.

8.       Confidential  Treatment.  The parties hereto  understand  that any information or  recommendation  supplied by the
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Sub-Advisor in connection with the performance of its obligations  hereunder is to be regarded as confidential  and for use only by the  Investment  Manager,  the Trust or such persons the  Investment  Manager may designate in connection  with the
Portfolio.  The  parties  also  understand  that  any  information  supplied  to the  Sub-Advisor  in  connection  with the performance  of its  obligations  hereunder,  particularly,  but not  limited to, any list of  securities  which may not be bought or sold for the  Portfolio,  is to be regarded as  confidential  and for use only by the  Sub-Advisor  in connection with its obligation to provide investment advice and other services to the Portfolio.

9.       Representations  of the Parties.  Each party hereto hereby further  represents and warrants to the other that: (i)
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it is  registered as an  investment  Advisor under the Advisors Act and is registered or licensed as an investment  Advisor under the laws of all  jurisdictions in which its activities  require it to be so registered or licensed;  and (ii) it will use its  reasonable  best efforts to maintain each such  registration  or license in effect at all times during the term of this  Agreement;  and (iii) it will promptly  notify the other if it ceases to be so  registered,  if its  registration  is suspended for any reason,  or if it is notified by any regulatory  organization or court of competent  jurisdiction that it should show cause why its  registration  should not be suspended or  terminated;  and (iv) it is duly  authorized  to enter into this Agreement and to perform its obligations hereunder.

         The Sub-Advisor  further  represents that it has adopted a written Code of Ethics in compliance with Rule 17j-1(b)
of the ICA.  The  Sub-Advisor  shall be  subject  to such Code of Ethics  and shall  not be  subject  to any other  Code of
Ethics,  including  the  Investment  Manager's  Code  of  Ethics,  unless  specifically  adopted  by the  Sub-Advisor.  The
Investment  Manager further  represents and warrants to the Sub-Advisor  that (i) the appointment of the Sub-Advisor by the
Investment  Manager  has been duly  authorized  and (ii) it has  acted  and will  continue  to act in  connection  with the transactions  contemplated  hereby, and the transactions  contemplated  hereby are, in conformity with the ICA, the Trust's governing documents and other applicable law.

10.      Liability.  In the absence of willful  misfeasance,  bad faith,  gross  negligence  or reckless  disregard for its
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obligations  hereunder,  the Sub-Advisor shall not be liable to the Trust, the Portfolio,  the Portfolio's  shareholders or the  Investment  Manager  for any act or  omission  resulting  in any  loss  suffered  by the  Trust,  the  Portfolio,  the
Portfolio's  shareholders  or the  Investment  Manager in connection  with any service to be provided  herein.  The Federal laws impose  responsibilities  under certain circumstances on persons who act in good faith, and therefore,  nothing herein shall in any way constitute a waiver or limitation of any rights which the Trust,  the Portfolio or the Investment  Manager may have under applicable law.

11.      Other  Activities of the Sub-Advisor.  The Investment  Manager agrees that the Sub-Advisor and any of its partners
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or employees,  and persons  affiliated  with the  Sub-Advisor or with any such partner or employee,  may render  investment management or advisory  services to other investors and  institutions,  and that such investors and  institutions  may own, purchase or sell,  securities  or other  interests in property  that are the same as,  similar to, or different  from those which are selected for purchase,  holding or sale for the Portfolio.  The Investment Manager further  acknowledges that the
Sub-Advisor  shall be in all respects free to take action with respect to investments  in securities or other  interests in property  that are the same as,  similar  to, or  different  from  those  selected  for  purchase,  holding or sale for the
Portfolio.  The Investment  Manager  understands that the Sub-Advisor  shall not favor or disfavor any of the Sub-Advisor's clients  or class of  clients  in the  allocation  of  investment  opportunities,  so that to the  extent  practical,  such opportunities  will be  allocated  among the  Sub-Advisor's  clients over a period of time on a fair and  equitable  basis.
Nothing in this  Agreement  shall impose upon the  Sub-Advisor  any  obligation  (i) to purchase or sell,  or recommend for purchase or sale,  for the  Portfolio  any security  which the  Sub-Advisor,  its  partners,  affiliates  or employees  may purchase or sell for the  Sub-Advisor or such  partner's,  affiliate's or employee's own accounts or for the account of any other client of the  Sub-Advisor,  advisory or otherwise,  or (ii) to abstain from the purchase or sale of any security for the  Sub-Advisor's  other  clients,  advisory or otherwise,  which the  Investment  Manager has placed on the list provided pursuant to paragraph 6(g) of this Agreement.

12.      Continuance  and  Termination.  This  Agreement  shall  remain in full force and effect for one year from the date
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hereof,  and is  renewable  annually  thereafter  by  specific  approval  of the  Trustees  or by vote of a majority of the outstanding  voting  securities  of the  Portfolio.  Any such  renewal  shall be  approved by the vote of a majority of the
Trustees who are not  interested  persons  under the ICA,  cast in person at a meeting  called for the purpose of voting on such renewal.  This Agreement may be terminated  without  penalty at any time by the Investment  Manager or the Sub-Advisor upon 60 days written  notice,  and will  automatically  terminate in the event of (i) its  "assignment"  by either party to this  Agreement,  as such term is defined in the ICA,  subject to such  exemptions as may be granted by the  Securities and
Exchange  Commission by rule,  regulation or order,  or (ii) upon  termination  of the Management  Agreement,  provided the
Sub-Advisor has received prior written notice thereof.

13.      Notification.  The  Sub-Advisor  will notify the Investment  Manager within a reasonable time of any change in the
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personnel  of the  Sub-Advisor  with  responsibility  for making  investment  decisions in relation to the  Portfolio  (the
"Portfolio  Manager(s)")  or who have been  authorized to give  instructions  to the Custodian.  The  Sub-Advisor  shall be responsible  for  reasonable  out-of-pocket  costs and expenses  incurred by the Investment  Manager,  the Portfolio or the
Trust to amend or  supplement  the Trust's  Prospectus  to reflect a change in Portfolio  Manager(s) or otherwise to comply with the ICA,  the  Securities  Act of 1933,  as amended (the "1933 Act") or any other  applicable  statute,  law,  rule or regulation,  as a result of such change;  provided,  however,  that the Sub-Advisor shall not be responsible for such costs and expenses where the change in Portfolio  Manager(s)  reflects the termination of employment of the Portfolio  Manager(s)
with the  Sub-Advisor  and its  affiliates  or is the  result of a request  by the  Investment  Manager  or is due to other circumstances beyond the Sub-Advisor's control.

         Any notice,  instruction or other  communication  required or  contemplated by this Agreement shall be in writing.
All such  communications  shall be addressed to the  recipient at the address set forth below,  provided  that either party may, by notice, designate a different recipient and/or address for such party.

Investment Manager:        American Skandia Investment Services, Incorporated
                           One Corporate Drive
                           Shelton, Connecticut 06484
                           Attention:  John Birch
                           Senior Vice President & Chief Operating Officer

Sub-Advisor:               Sanford C. Bernstein & Co., LLC
                           767 Fifth Avenue
                           New York, New York 10153
                           Attention:  J. Philip Clark

                           With Copy to: Louis T. Mangan, Senior Vice President and Counsel

Trust:                     American Skandia Trust
                           One Corporate Drive
                           Shelton, Connecticut 06484
                           Attention: Edward P. Macdonald, Esq.

14.      Indemnification.  The  Sub-Advisor  agrees to indemnify and hold harmless the Investment  Manager,  any affiliated
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person within the meaning of Section 2(a)(3) of the ICA  ("affiliated  person") of the Investment  Manager and each person, if any who,  within the meaning of Section 15 of the 1933 Act,  controls  ("controlling  person") the  Investment  Manager, against any and all losses,  claims,  damages,  liabilities or litigation  (including reasonable legal and other expenses), to which the  Investment  Manager or such  affiliated  person or controlling  person of the  Investment  Manager may become subject under the 1933 Act, the ICA, the Advisors Act,  under any other  statute,  law, rule or regulation at common law or otherwise,  arising  out of the  Sub-Advisor's  responsibilities  hereunder  (1) to the  extent  of and as a result  of the willful  misconduct,  bad  faith,  or  gross  negligence  by  the  Sub-Advisor,  any  of  the  Sub-Advisor's  employees  or representatives  or any  affiliate of or any person acting on behalf of the  Sub-Advisor,  or (2) as a result of any untrue statement or alleged untrue statement of a material fact contained in the Registration  Statement,  including any amendment thereof or any  supplement  thereto,  or the omission or alleged  omission to state  therein a material fact required to be stated  therein or  necessary to make the  statement  therein not  misleading,  if such a statement or omission was made in reliance upon and in conformity  with written  information  furnished by the  Sub-Advisor  to the Investment  Manager,  the
Portfolio,  the Trust or any  affiliated  person of the  Investment  Manager,  the  Portfolio  or the Trust or upon  verbal information  confirmed  by the  Sub-Advisor  in  writing,  or (3) to the extent of, and as a result of, the  failure of the
Sub-Advisor to execute, or cause to be executed,  portfolio  investment  transactions  according to the requirements of the
ICA;  provided,  however,  that in no case is the  Sub-Advisor's  indemnity  in  favor  of the  Investment  Manager  or any
      --------   -------
affiliated  person or controlling  person of the Investment  Manager deemed to protect such person against any liability to which any such person would  otherwise be subject by reason of willful  misconduct,  bad faith or gross  negligence  in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

         The  Investment  Manager  agrees to indemnify  and hold harmless the  Sub-Advisor,  any  affiliated  person of the
Sub-Advisor  and each  controlling  person  of the  Sub-Advisor,  if any,  against  any and all  losses,  claims,  damages, liabilities or litigation  (including  reasonable  legal and other  expenses),  to which the Sub-Advisor or such affiliated person or  controlling  person of the  Sub-Advisor  may become subject under the 1933 Act, the ICA, the Advisors Act, under any  other  statute,  law,  rule or  regulation,  at common  law or  otherwise,  arising  out of the  Investment  Manager's responsibilities  as investment  manager of the  Portfolio (1) to the extent of and as a result of the willful  misconduct, bad faith, or gross negligence by the Investment Manager,  any of the Investment  Manager's employees or representatives or any affiliate of or any person acting on behalf of the Investment  Manager,  or (2) as a result of any untrue  statement or alleged untrue statement of a material fact contained in the  Registration  Statement,  including any amendment  thereof or any supplement  thereto or the omission or alleged  omission to state therein a material fact required to be stated therein or  necessary  to make the  statement  therein  not  misleading,  if such a statement  or  omission  was made other than in reliance upon and in conformity with written  information  furnished by the  Sub-Advisor,  or any affiliated  person of the
Sub-Advisor or other than upon verbal information  confirmed by the Sub-Advisor in writing;  provided,  however, that in no
                                                                                             --------   -------
case is the Investment  Manager's  indemnity in favor of the Sub-Advisor or any affiliated person or controlling  person of the  Sub-Advisor  deemed to protect such person  against any liability to which any such person would  otherwise be subject by reason of  willful  misconduct,  bad faith or gross  negligence  in the  performance  of its  duties or by reason of its reckless  disregard  of its  obligations  and duties  under this  Agreement.  It is agreed  that the  Investment  Manager's indemnification  obligations under this Section 14 will extend to expenses and costs (including  reasonable attorneys fees)
incurred by the  Sub-Advisor as a result of any litigation  brought by the Investment  Manager  alleging the  Sub-Advisor's failure to perform its obligations  and duties in the manner required under this Agreement  unless judgment is rendered for the Investment Manager.

15.      Conflict of Laws. The provisions of this Agreement shall be subject to all applicable  statutes,  laws,  rules and
         ----------------
regulations,  including,  without limitation,  the applicable  provisions of the ICA and rules and regulations  promulgated thereunder.  To the extent that any provision  contained  herein  conflicts  with any such  applicable  provision of law or regulation,  the latter shall control.  The terms and provisions of this  Agreement  shall be interpreted  and defined in a manner  consistent  with the  provisions and  definitions  of the ICA. If any provision of this Agreement  shall be held or made invalid by a court  decision,  statute,  rule or otherwise,  the remainder of this  Agreement  shall  continue in full force and effect and shall not be affected by such invalidity.

16.      Amendments,  Waivers, etc. Provisions of this Agreement may be changed,  waived,  discharged or terminated only by
         --------------------------
an instrument in writing signed by the party against which enforcement of the change,  waiver,  discharge or termination is sought.  This Agreement  (including  Exhibit A hereto) may be amended at any time by written mutual consent of the parties, subject to the requirements of the ICA and rules and regulations promulgated and orders granted thereunder.

17.      Governing  State Law. This  Agreement is made under,  and shall be governed by and  construed in accordance  with,
         --------------------
the laws of the State of Connecticut.

18.      Severability.  Each  provision of this  Agreement is intended to be severable.  If any provision of this Agreement
         ------------
is held to be illegal or made invalid by court  decision,  statute,  rule or otherwise,  such illegality or invalidity will not affect the validity or enforceability of the remainder of this Agreement.

The effective date of this agreement is May 1, 2001

FOR THE INVESTMENT MANAGER:                                   FOR THE SUB-ADVISOR:

___________________________________                            ______________________________________
John Birch

Senior Vice President & Chief Operating Officer

Date:    ____________________________                                  Date:    ____________________________

Attest:  ____________________________                                  Attest:  ____________________________

                                                  American Skandia Trust
                                        AST Sanford Bernstein Core Value Portfolio
                                                  Sub-Advisory Agreement

                                                         EXHIBIT A
                                                         ---------

         An annual rate equal to the following  percentages  of the combined  average daily net assets of the Portfolio and the series of  American  Skandia  Trust that is  managed by the  Sub-Adviser  and  identified  by the  Sub-adviser  and the
Investment  Manager as being similar to the Portfolio:  .25% of the portion of the combined average daily net assets not in excess of $500 million; plus .20% of the portion in excess of $500 million.